Exhibit 10.1

DEED OF ADAPTATION OF THE COVENANTS RELATING TO LOAN

No. 0IC1043966578

With this private agreement

- INTESA SANPAOLO S.p.A. - hereinafter called “Bank” - the parent company of the INTESA SANPAOLO Banking Group enrolled in the Association of Banking Groups, with registered office in Turin, Piazza San Carlo, 156 and secondary office in Milan, Via Monte di Pietà, 8, Tax ID no. 00799960158, Representative of the “Intesa Sanpaolo” VAT Group, VAT no. 11991500015 (IT11991500015), Member of the Interbank Deposit-Security Fund and the National Guarantee Fund, share capital (fully paid up) Euro 10,084,445,147.92, registered at the Business Register - Turin Office under no. 00799960158 and the Bank Register under no. 5361, in the person of GIORGIO GARBERI, born in Voghera on 04/05/1964 as Middle Manager domiciled for the purpose in Milan, Piazza Emilia no. 6, at the Milan Porta Vittoria Business Branch of Intesa Sanpaolo S.p.A., as authorised by the by-laws in force;

- The Company KALEYRA SPA with registered office in Milan (MI), Via Teodosio no. 65, share capital of Euro 117,408.00, paid up for Euro 110,593.00, Tax ID and Business Register — Milan, Monza, Brianza, Lodi Office no. 12716960153, VAT no. 12716960153, in the person of GIARDINA PAPA LUCA, born on 29/04/1963, in Limbiate, as the legal representative and Board Member of the Company, domiciled for the purpose at the registered office, as authorised by the minutes of the Board of Directors’ meeting of 26/06/2018, hereinafter also called “Borrower”.

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Whereas:

- with deed of 23/07/2018 no. 01C1048337871 the bank INTESA SANPAOLO S.p.A. (now the “Bank”) entered with KALEYRA S.p.A. (tax ID 12716960153) a loan contract for a value of euro 1,500,000.00 (euro one million five hundred thousand /00) and with a duration of 36 months (the “Contract” or the “Loan Contract”),

- with deed dated 25/07/2019 the Loan Contract was renegotiated and the Parties agreed some variations, including the adjustment of the financial parameters in art. 7 point f) of the Contract (hereinafter the “Deed of Renegotiation”) which led to the replacement of Annex B of the Contract with Annex B1;

- which, until the definitive extinguishment of all the obligations deriving from the above-mentioned loan, the Borrower has undertaken, inter alia, pursuant to the aforesaid art. 7 point f) of the Loan Contract to respect the financial parameters detailed in annex “B” to the Contract;

- in the event of default, the Bank, without prejudice to the right to terminate the Loan Contract pursuant to Articles 7(f) and 9(B) of the Loan Contract, is entitled to apply an increase in the spread of 0.50% per annum on the residual debt arising from the aforesaid loan, as set forth in Annex“B1” to the Loan Agreement;

In light of the foregoing, which is considered to be an integral and substantive part of this Contract, the Parties hereby agree as follows:

Intesa Sanpaolo S.p.A. Sede Legale: Piazza S. Carlo, 156 10121 Torino Sede Secondaria: Via Monte di Pietà, 8 20121 Milano Capitale Sociale Euro 10.084.445.147,92 Registro delle Imprese di Torino e Codice Fiscale 00799960158 Representante del Gruppo IVA “Intesa Sanpaolo” Partita IVA 11991500015 (IT11991500015) N. Iscr. Albo Banche 5361 Codice ABI 3069.2 Aderente al Fondo Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia Copogruppo del gruppo bancario “Intesa Sanpaolo” iscritto all’Albo dei Gruppi Bancari

Annex B2

FINANCIAL PARAMETERS

To be applied to the consolidated financial statement of the Borrower for the 2020 financial year and subsequent financial years, until the full settlement of all credits deriving from the Contract:

a) Net financial position / equity ratio:
31/12/2020	<=3.50
31/12/2021	<=1.30
31/12/2022	<=1.00

b) Net financial position / gross operating income ratio:
31/12/2020	<=4.00
31/12/2021	<=2.00
31/12/2022	<=1.50

In the event of breach of one or more of the financial parameters stated, a spread increase of 0.50% per annum will be applied.

For the purposes of the above, the following definitions are used:

a. NET FINANCIAL POSITION / EQUITY

Net Financial Position (NFP)

It is the sum of the amounts of the balance sheet items, Liabilities section, of Art. 2424 of the Italian Civil Code, identified with letter D (payables) under number 1 (bonds), 2 (convertible bonds), 3 (shareholder loans), 4 (payables to banks), 5 (payables to other lenders), 9 (payables to subsidiaries), 10 (payables to associated companies), 11 (payables to parent companies), 14 (other financial payables) from which the sum of the amounts of the items of the Assets section identified with letter C (working capital) under numbers III (current financial assets) and IV (cash and cash equivalents) must be deducted.

EQUITY II (E)

It is the sum of the amounts of the balance sheet items, Liabilities section, of Art. 2424 of the Italian Civil Code identified with letter A (equity) from which the sum of the amounts of the items, in the Assets sections, identified with letters A (subscribed capital unpaid); B (fixed assets) under no. III (financial fixed assets) sub no. 4 (own shares); C (working capital) under no. III (current financial assets) sub no. 5 (own shares) must be deducted.

b. NET FINANCIAL POSITION / GROSS OPERATING MARGIN

Net Financial Position (NFP)

It is the sum of the amounts of the balance sheet items, Liabilities section, of Art. 2424 of the Italian Civil Code, identified as letter D (payables) under numbers 1 (bonds), 2 (convertible bonds), 3 (payables to shareholders for loans), 4 (payables to banks), 5 (payables to other lenders), 9 (payables to subsidiaries), 10 (payables to associated companies), 11 (payables to parent companies), 14 (other payables) from which the sum of the items on the Assets side identified as letter C (current assets) under numbers III (financial assets not amounting to fixed assets) and IV (cash and cash equivalents) must be subtracted.

GROSS OPERATING MARGIN

is the sum of the amounts referred to under letter A (value of production) of the income statement under Art. 2425 of the Italian Civil Code, items 1 (revenues from sales and services), 2 (changes in inventories of work in progress, semi-finished and finished products), 3 (changes in contract work in progress) and 4 (increases in fixed assets for internal work) from which the sum of the amounts referred to in letter B (production costs), items 6 (costs of raw materials), 7 (services received), 8 (leases and rentals), 9 (payroll costs) and 11 (changes in inventories of raw, ancillary and consumable materials, goods for resale) must be subtracted.

NOTES

I - If no specific evidence is given for leasing payables, it is necessary to add the principal portion of the leasing instalments still due to the payables.

In the case of financial statements prepared pursuant to Art. 2435bis, the NFP must be calculated as follows: sum of the amounts of the items of the balance sheet, liabilities section letter D (payables) from which the component of trade payables (inferred from the notes to the financial statements) and the items in the Assets section identified by the letter C) (working capital) under nos. III (current financial assets) and IV (cash and cash equivalents) must be deducted.

II - In the case of consolidated financial statements, the Equity including the third party share must be considered. In the case of financial statements prepared pursuant to Art. 2435-bis, Equity is given by item A of the Balance Sheet, liabilities section.

- the Parties agree to replace Annex “B1” of the Deed of Renegotiation, with Annex “B2” which is annexed to this deed. Therefore, henceforth, when mention is made in the Loan Contract of Annex “B” called “Financial Parameters” and mention is made in the Deed of Renegotiation of Annex “B1” called “Financial Parameters”, the Parties intend to refer to Annex “B2” called “Financial Parameters” which is annexed to this deed;

- the financial parameters in Annex B2 will be valid for the financial statement figures for 2020 and subsequent financial years, until the full settlement of all credits deriving from the Contract;

- all of the other agreements, conditions and guarantees mentioned in the Loan Contract stated in the preamble shall remain unaffected.

Annex no. 1 Annex B2 “Financial Parameters”

Milan, 23/02/2021

INTESA SANPAOLO S.p.A.	Borrower

[signed]	KALEYRA S.P.A.

[signed]

Finally, the Borrower declares that it has received a copy of this deed, consisting of 2 pages joined together by a holographic band.

Milan, 23/02/2021	Borrower

KALEYRA S.P.A

[signed]

Intesa Sanpaolo S.p.A. Sede Legale: Piazza S. Carlo, 156 10121 Torino Sede Secondaria: Via Monte di Pietà, 8 20121 Milano Capitale Sociale Euro 10.084.445.147,92 Registro delle Imprese di Torino e Codice Fiscale 00799960158 Representante del Gruppo IVA “Intesa Sanpaolo” Partita IVA 11991500015 (IT11991500015) N. Iscr. Albo Banche 5361 Codice ABI 3069.2 Aderente al Fondo Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia Copogruppo del gruppo bancario “Intesa Sanpaolo” iscritto all’Albo dei Gruppi Bancari